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Exhibit 23.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No.333-144889) on Form S-4 (Amendment No. 3) of Echo Healthcare Acquisition Corp. of our report dated June 12, 2007 relating to our audits of the financial statements of Animal Medical Hospital, Inc. as of August 31, 2006 and December 31, 2005, and for the eight months and year then ended, respectively.

We also consent to the reference to our firm under the captions “Experts” in this Prospectus.

/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Santa Ana, California
November 6, 2007